SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                           Legal Research Center, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                           LEGAL RESEARCH CENTER, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 29, 2000


     Notice is hereby given that the Annual Meeting of Shareholders of Legal Research Center, Inc. will be held at the Crowne Plaza Hotel on June 29, 2000 at 3:00 p.m. for the following purposes:

     1. To elect a Board of four directors, each to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

     2. To consider and act upon a proposal to add 1,000,000 shares to the 1997 Employee Stock Option Plan;

     3. To consider and act upon a proposal to ratify the selection of Lurie Besikof Lapidus & Co., LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

     4. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 28, 2000 as the record date for the determination of shareholders entitled to vote at the meeting and any adjournment thereof.

         To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope whether or not you expect to attend in person. Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Arun K. Dube, Co-Chairman

Minneapolis, Minnesota
May 12, 2000

                                 PROXY STATEMENT
                                       OF
                           LEGAL RESEARCH CENTER, INC.

                           700 Midland Square Building
                             331 Second Avenue South
                              Minneapolis, MN 55401

                                 GENERAL MATTERS

Solicitation of Proxies

     This Proxy Statement, mailed on or about May 12, 2000, is furnished to the shareholders of Legal Research Center, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of the Shareholders to be held on June 29, 2000, or any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of this solicitation, which is being made on behalf of the Company and the Board of Directors, will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, special communications or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting, Execution and Revocation of Proxies

     Only stockholders of record at the close of business on April 28, 2000 will be entitled to vote. As of that date, the Company had 3,603,554 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote.

     If a proxy is properly executed and returned on time in the form enclosed, it will be voted at the meeting as specified. Where specification has not been made, it will be voted FOR the election of the nominees for director, FOR approval of a proposal to add 1,000,000 shares to the Legal Research Center, Inc., 1997 Stock Option Plan, FOR the ratification of the appointment by the Board of Lurie, Besikof, Lapidus & Co., LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of the Shareholders, or 1,801,778 shares, constitutes a quorum for the transaction of business.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of March 15, 2000 the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock, by each director and by all directors and executive officers as a group. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such individual. Except as otherwise indicated, the persons listed possess all of the voting and investment power with respect to the shares listed for them.

------------------------------------------------------------------------------------------------
                                                                         Number of    Percent of
Directors, Executive Officers, and 5% Shareholders                         Shares       Class
--------------------------------------------------                         ------       -----
------------------------------------------------------------------------------------------------
Christopher R. Ljungkull (1)(2)                                            1,195,977      30%
------------------------------------------------------------------------------------------------
James R. Seidl (1)(3)                                                        979,485      25%
------------------------------------------------------------------------------------------------
Arun K. Dube (1)(4)                                                          147,800      3.9%
------------------------------------------------------------------------------------------------
Bruce J. Aho (1)(5)                                                           12,083       *
------------------------------------------------------------------------------------------------
Robin A. Moles (1)                                                           193,492      5.4%
------------------------------------------------------------------------------------------------
All executive officers and directors as a group (4 persons, 2-4)           2,335,345     53.4%
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

*    Represents less than 1%

(1) The address of such person is in care of the Company, 700 Midland Square Building, 331 Second Avenue South, Minneapolis, Minnesota 55401.

(2) Includes 193,492 shares owned by Robin Moles, Mr. Ljungkull's aunt, over which Mr. Ljungkull exercises voting power, and 324,000 shares purchasable upon exercise of presently exercisable stock options.

(3) Includes 324,000 shares purchasable upon exercise of presently exercisable stock options.

(4) Includes 115,300 shares purchasable upon exercise of presently exercisable stock options.

(5) Includes 7,083 shares purchasable upon exercise of presently exercisable stock options.

                              ELECTION OF DIRECTORS
                                  (Proposal #1)

Nominees for Election as Directors

     The Board of Directors currently consists of four persons. Each director will be elected to serve until the Annual Meeting of Shareholders to be held in 2001 or until a successor is elected and qualified. Vacancies and newly-created directorships resulting from an increase of the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election.

     The Board of Directors has nominated for election the four individuals named below. Proxies cannot be voted for a greater number of persons than the number of nominees named below. The Board recommends a vote FOR all such nominees, and it is intended that, unless contrary written instructions are provided, proxies accompanying this Proxy Statement will be voted at the 2000 Annual Meeting FOR the election to the Board of all of the nominees named. The Board of Directors believes that each nominee will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names, ages and respective positions of the nominees, their occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

     Christopher R. Ljungkull, age 46, has been Chief Executive Officer of the Company since 1994, and Co-Chairman of the Board since December, 1999. Mr. Ljungkull is co-founder of the Company and has been a director of the Company since its inception.

     James R. Seidl, age 46, has been the President of the Company since 1988 and served as its Chief Executive Officer until 1994. Mr. Seidl is a co-founder of the Company and has been a director since its inception.

     Arun K. Dube, age 62, has been a director of the Company since May 1995, the Chairman of the Board since January 1996 and Co-Chairman since 1999. In July 1996, Mr. Dube was hired as Chief Executive Officer of The CyberLaw Office, Inc.
(CLO), then an 85% owned subsidiary of the Company, which the Company sold to Mr. Dube in 1999. Mr. Dube is a private investor.

     Bruce J. Aho, age 50, has been a director of the Company since his election by the Board in December of 1998. Mr. Aho is a private investor and is the former President and CEO of the Quorum Group, one of the largest suppliers of litigation support document management services in the country. Quorum was acquired by Lanier Worldwide, Inc., a subsidiary of the Harris Corporation, in 1997.

Board of Directors and Committees

     Meetings. During fiscal 1999, the Board of Directors of the Company held four meetings. Each director was present for each meeting held during fiscal 1999. Christopher R. Ljungkull was elected as Co-Chairman in December 1999.

     Board Committees. The Board of Directors has no standing Committees.

     Remuneration of Directors. Effective beginning in June 2000, non-employee directors will be paid $6,000 per year and receive annual stock option grants of 15,000 shares, exercisable at fair market value on the date of grant and expiring 10 years after issuance (the "Directors' Options"). Prior to this, they were paid $125 per Board or Committee meeting attended and reimbursed for certain expenses in connection therewith. The Board suspended payment for non-employee directors for fiscal 1997 and thereafter until the Company achieved sustained profitability. Non-employee directors were also compensated with annual stock option grants of 5,000 shares, exercisable at fair market value on the date of grant and expiring 10 years after issuance (the "Directors' Options"). Directors' Options are granted at the time of election or reelection at the Annual Shareholders' Meeting unless a director is elected in between annual meetings in which case the Directors' Options shall be granted on a pro rata basis. Mr. Dube has been granted Director's Options to purchase 25,000 shares of Common Stock at prices ranging from $0.25 to $3.50 a share under the Company's 1995 Stock Option Plan. Mr. Aho has been granted Director's Options to purchase 7,083 shares of Common Stock at prices ranging from $0.22 to $1.69 a share under the Company's 1995 Stock Option Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     To the knowledge of the Company, based solely upon a review of Forms 3 and 4 furnished to the Company during the fiscal year ended December 31, 1999, pursuant to Rule 16a-3(e) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1999, Messrs. Aho, Ljungkull, Seidl and Dube failed to file, on a timely basis, one form 5 report with respect to the Company's fiscal year ended December 31, 1999.

EXECUTIVE COMPENSATION

     The following table summarizes the cash and non-cash compensation paid to or earned by Christopher R. Ljungkull, the Company's Chief Executive Officer and James R. Seidl, the Company's President, the only two executive officers of the Company.

                           Summary Compensation Table
-----------------------------------------------------------------------------------------
Name and Principal    Fiscal Year Ended     Annual Compensation    Long-term Compensation
-----------------------------------------------------------------------------------------
     Position            December 31,        Salary      Bonus      Awards of Options(1)
-----------------------------------------------------------------------------------------
Christopher R.             1999              $84,000    $42,000            72,000
Ljungkull, Chief
Executive Officer          1998              $84,000     $4,295            36,000

                           1997              $99,176    $13,303            36,000

-----------------------------------------------------------------------------------------
 James R. Seidl,           1999              $84,000    $68,039            72,000
    President
                           1998              $84,000    $12,884            36,000

                           1997             $109,954    $39,909            36,000
-----------------------------------------------------------------------------------------

(1) Consists of options granted in lieu of salary under the 1997 Stock Option Plan.

Stock Options

     The following table summarizes option grants made during the fiscal year ended December 31, 1998 to the executive officers named in the Summary Compensation table:

                       Options Grants in 1999 Fiscal Year

---------------------------------------------------------------------------------------------------
                               Number of       Percent of Total
                           Shares Underlying      Granted to
                                Options          Employees in    Exercise Price       Expiration
          Name                 Granted(1)         Fiscal Year       Per Share            Date
---------------------------------------------------------------------------------------------------
Christopher R. Ljungkull         36,000               14%             $0.22            June 2004
                                 36,000               14%             $1.56          December 2004
---------------------------------------------------------------------------------------------------
James R. Seidl                   36,000               14%             $0.22            June 2004
                                 36,000               14%             $1.56          December 2004
---------------------------------------------------------------------------------------------------

(1)  Consists of options granted under the 1997 Employee Stock Option Plan.

     The following table summarizes the value of the unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 1999.

          Aggregated Option Exercises and Fiscal Year-End Option Values
---------------------------------------------------------------------------------------------------------------
                                                                                       Value of Unexercised
                              Shares                     Number of Unexercised        in-the-Money Options at
                             Acquired       Value     Options at Fiscal Year-End          Fiscal Year-End
           Name             on Exercise   Realized     Exercisable/Unexercisable   Exercisable/Unexercisable(1)
---------------------------------------------------------------------------------------------------------------
Christopher R. Ljungkull        --           --              324,000(2)/0                   $226,170/$0
---------------------------------------------------------------------------------------------------------------
James R. Seidl                  --           --              324,000(2)/0                   $226,170/$0
---------------------------------------------------------------------------------------------------------------

(1) Value of unexercised options are calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 1999 and the exercise price of the options.

(2) Consists of 144,000 options granted under the 1997 Employee Stock Option Plan and 180,000 options granted in 1995 under the Company's Existing Officers' Stock Option Plan. The latter options expired on March 31, 2000.

Employment Agreements

     The Company entered into three-year employment agreements with each of Christopher R. Ljungkull and James R. Seidl effective July 1, 1995, which renew automatically each year. The agreements, as amended, require annual base salaries of $84,000 for each officer, plus goal-oriented incentives, which may be adjusted by the Board of Directors. Incentive compensation expense under the officer employment agreements was approximately $110,000 and $17,200 in 1999 and 1998, respectively.

                              CERTAIN TRANSACTIONS

     Lease with URSA Companies, Inc. The Company leases its office space from URSA Companies, Inc. (URSA), a corporation that is owned and controlled by Messrs. Ljungkull and Seidl, pursuant to the exact same terms and conditions of a lease between URSA and URSA's landlord for such office space. This arrangement between the Company and URSA is on terms no more favorable to the Company that that which could be obtained by an unaffiliated third party from URSA.

     In August 1999, the Company sold to Mr. Dube its 85% stake in The CyberLaw Office as well as the assets and stock of The Law Office in exchange for $1.5 million in preferred shares and $1.5 million in face-value warrants in The CyberLaw Office exercisable at $770,000. The Company's balance sheet reflects a valuation of $0 for the CyberLaw Office shares and warrants.

                ADDITION OF SHARES TO THE 1997 STOCK OPTION PLAN
                                  (Proposal #2)

     The Board of Directors has proposed that 1,000,000 additional shares of common stock shall be reserved for issuance and added to the Legal Research Center, Inc., 1997 Stock Option Plan. The 1997 Plan currently provides for the granting of options ("Options") to purchase up to an aggregate of 700,000 shares of the Company's Common Stock to employees, consultants and independent contractors. An aggregate of 454,667 shares are currently subject to outstanding options. Options that are granted under the 1997 Plan may be either options that qualify as "incentive options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, ("Incentive Options"), or those that do not qualify as Incentive Options ("Non-statutory Options"). The 1997 Plan is administered by the Board of Directors.

     Under the 1997 Plan, Options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or, for an Incentive Option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value). An optionee who leaves the Company for reasons other than death, disability or termination for cause has three months after termination in which to exercise his or her Options. Options may not be transferred other than by will or laws of descent and distribution and may be exercised, during the lifetime of an optionee, only by the optionee. Options which have been granted to employees who terminate employment due to death or disability may be exercised for a period of one year after termination by the optionee or the person(s) to whom the rights under such Option shall have passed, as the case may be. The term of each Option, which is fixed at the date of grant, may not exceed ten years from the date the Option is granted (except that an Incentive Option granted to a person holding more than 10% of the Company's voting stock may exercisable only for five years). Options may be made exercisable in whole or in installments, and the 1997 Plan contains a cashless exercise feature enabling the holder to exercise Options by surrendering previously owned Common Stock or other vested Options. The exercise of the Options accelerates if the Company merges or consolidates with another corporation and is not the surviving corporation or if the Company transfers all or substantially all of its business or assets to another person or entity. 454,667 Options are currently outstanding under the 1997 Plan.

     The Board of Directors anticipates granting options in addition to the number remaining available under the plan and recommends a vote FOR this proposal.


                              SELECTION OF AUDITORS
                                  (Proposal #3)

     The Board of Directors has selected Lurie, Besikof, Lapidus & Co., LLP as independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 2000, and to perform other accounting services. Lurie, Besikof, Lapidus & Co., LLP has acted as independent auditors of the Company since February 1998. Representatives of Lurie, Besikof, Lapidus & Co., LLP are expected to be present at the 2000 Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions. The Board of Directors recommends a vote FOR this proposal.

                              SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit shareholders of a company, after notice to the company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Legal Research Center, Inc. 2001 Annual Meeting of Shareholders is expected to be held in June 2001. In order to be considered for inclusion in the Proxy Statement for the June 2001 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before January 15, 2001.

                                     GENERAL

     The Board of Directors of the Company does not intend to present and knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Arun K. Dube, Co-Chairman

                           LEGAL RESEARCH CENTER, INC.

                                      PROXY

The undersigned shareholder of Legal Research Center, Inc. (the "Company") hereby constitutes and appoints Christopher R. Ljungkull or James R. Seidl, or both of them, his or her proxy, with full power of substitution, to attend the Annual Meeting of shareholders of the Company to be held at the Crowne Plaza Hotel, 618 2nd Av. So., Minneapolis, Minnesota 55402 on June 29, 2000 at 3:00 p.m., or at any and all adjournments thereof, upon the following matters:

     1. Election of four directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

          Bruce J. Aho, Arun K. Dube, Christopher R. Ljungkull, James R. Seidl

          _ FOR all nominees listed above (except as indicated to the contrary below)

          _  WITHHOLD   AUTHORITY  to  vote  for  all   nominees   listed  above
     (INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.);

     2. _ FOR the addition of 1,000,000 shares to the Legal Research Center, Inc., 1997 Stock Option Plan

          _ AGAINST

     3. _ FOR selection of Lurie, Besikof, Lapidus, LLP as independent auditors of the Company for the fiscal year ending December31, 2000

          _ AGAINST

     And, in their discretion, any other business as may properly come before the meeting.

          PLEASE FILL IN, SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2 AND 3 AND GRANT DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S NOTICE OF ANNUAL SHAREHOLDERS MEETING TO BE HELD JUNE 29, 2000 AND PROXY STATEMENT.

                                        Dated: May 12, 2000

                                        ----------------------------------------

                                        ----------------------------------------

                                        IMPORTANT:      Signature(s)      should
                                        correspond with the name appearing on the books of the Company. When signing in a fiduciary capacity, give full title as such. When more than one owner, each should sign.